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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                       OF

                           SUN HYDRAULICS CORPORATION


     Sun Hydraulics Corporation, a corporation organized and existing under the General Corporation Law of the State of Florida (the "Corporation"), does hereby certify:

     I. The Corporation pursuant to the provisions of Section 607.1007 of the Florida Business Corporation Act (the "Act"), hereby adopts these Amended and Restated Articles of Incorporation which accurately restate and integrate the original Articles of Incorporation filed on December 31, 1986, and all amendments thereto that are in effect to date as permitted by Section 607.1007 of the Florida Statutes.

     II. Each amendment made by these Amended and Restated Articles of Incorporation (the "Restated Articles") has been effected in conformity with the provisions of the Act, and the Restated Articles and each amendment thereto were duly approved and adopted by a majority of the shareholders of the Corporation by written consent dated December 17, 1996. Pursuant to Section 607.0704(3), within ten (10) days after the date of the written consent, notice of the majority shareholders' consent and the contents of the consent will be sent to all shareholders who had not provided their written consent to the Restated Articles.

     III. The original Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the Restated Articles which are as follows:

                                ARTICLE 1 - NAME

     The name of the corporation is SUN HYDRAULICS CORPORATION (the "Corporation").

                              ARTICLE 2 - PURPOSE

     The nature of the business and the purpose for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may be organized under the Act.


                  ARTICLE 3 - CORPORATION'S PRINCIPAL ADDRESS

     The principal office of the Corporation is located at 1500 University Parkway, Sarasota, Florida 34230.

                    ARTICLE 4 - REGISTERED OFFICE AND AGENT

     The name and address of the Corporation's registered agent and registered office in the State of Florida is Gregory C. Yadley, 101 East Kennedy Boulevard, Suite 2800, Tampa, Florida 33602.


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                        ARTICLE 5 - AUTHORIZED SHARES

     The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Twenty-Two Million (22,000,000) shares, consisting of (i) Twenty Million (20,000,000) shares of common stock, $.001 value per share (the "Common Stock"), and (ii) Two Million (2,000,000) shares of preferred stock, $.001 value per share (the "Preferred Stock"). The designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

           A. COMMON STOCK. Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the shareholders and shall have one vote for each share held by him of record. Subject to the prior rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

           B. PREFERRED STOCK. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes and series. Subject to the terms contained in any designation of a series of Preferred Stock and to limitations prescribed by law, the Board of Directors is expressly authorized, at any time and from time to time, to fix by resolution the designation and relative powers, preferences and rights and the qualifications and limitations thereof relating to the shares of each such class or series. The authority of the Board of Directors with respect to the provisions for shares of any class of Preferred Stock or any series of any class of Preferred Stock shall include, but not be limited to, the following:

                 (1) the designation of such class or series, the number
            of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

                 (2) whether the shares of such class or series shall
            have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                 (3) the dividends, if any, payable on such class or
            series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;


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                 (4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                 (5) the amount or amounts payable upon, and the rights
            of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                 (6) whether the shares of such class or series shall be
            subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                 (7) whether the shares of such class or series shall be
            convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities or cash or other property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                 (8) the limitations and restrictions, if any, to be
            effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                 (9) the conditions or restrictions, if any, upon the
            creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                 (10) the ranking (be it pari passu, junior or senior)
            of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                 (11) any other powers, preferences and relative,
            participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Florida.

     The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.



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                         ARTICLE 6 - BOARD OF DIRECTORS

     The Corporation shall have seven Directors to hold office until their successors shall have been elected and qualified, or until their earlier resignation, removal from office or death. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws of the Corporation. The name and address of the directors of the Corporation are:

                                Arthur B. Bodley
                             1000 North Main Street
                                Akron, OH  44310

                                Robert E. Koski
                          1500 West University Parkway
                         Sarasota, Florida  34243-2290

                                 James G. March
                                837 Tolman Drive
                              Stanford, CA  94305

                                 Clyde G. Nixon
                          1500 West University Parkway
                         Sarasota, Florida  34243-2290

                                 Curtis J. Timm
                              1424 Westbrook Drive
                              Sarasota, FL  34231

                                 Taco Van Tijn
                               71-73 Carter Lane
                                     London
                                England  EC4 5EQ

                                 David Wormley
                              101 Hammond Building
                           University Park, PA  16802

                   ARTICLE 7 - MANAGEMENT OF THE CORPORATION.

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its directors and shareholders:

           A. NUMBER, CLASS AND TERM. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall

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      consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Messrs. Bodley, Koski and March shall be designated to serve as Class I directors for a one-year term, Messrs. Nixon and Timm shall be designated to serve as Class II directors for a two-year term and Messrs. Van Tijn and Wormley shall be designated to serve as Class III directors for a three-year term. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

           B. VACANCIES. Subject to the rights of holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

           C. REMOVAL. Subject to the rights of holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause by an affirmative vote of the holders of a majority of the then outstanding shares of voting stock.

           D. RIGHTS OF PREFERRED STOCK. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 7 unless expressly provided by such terms.

           E. BALLOT. Election of directors need not be by ballot unless the Bylaws so provide.

           F. POWERS. In addition to the powers and authorities hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Florida, these Articles of Incorporation and any Bylaws from time to time made by the shareholders;

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      provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

           G. BYLAWS. Except to the extent prohibited by law, the Board of Directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation and to establish the rights, powers and procedures that from time to time shall govern the Board of Directors and each of its members and that from time to time shall affect the Board of Directors' powers to manage the business and affairs of the Corporation, and no Bylaw shall be adopted by the shareholders of the Corporation which shall impair or impede the implementation of the foregoing.

                    ARTICLE 8 - SPECIAL SHAREHOLDER MEETINGS

     Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the President, a majority of the members of the Board of Directors, or by the holders of fifty percent (50%) of the outstanding shares entitled to vote on an issue proposed to be considered at the special meeting. Special meetings may not be called by any other person or persons. If the outstanding shares of the Common Stock are held of record by more than thirty (30) shareholders, then no action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken by written consent without a meeting of such shareholders.

                  ARTICLE 9 - LIABILITY FOR MONETARY DAMAGES.

     No director of the Corporation shall be personally liable to the Corporation or any other person for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy by such director as a director, except for liability under the Act and other applicable law. If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

                          ARTICLE 10 - INDEMNIFICATION

     The Corporation shall, to the full extent permitted by Florida law, indemnify any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                              ARTICLE 11 - CHANGES

     Notwithstanding any other provisions contained in these Articles of Incorporation or in the Bylaws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of the voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Sections 7, 8, 9, 10 and 11 of these Articles of Incorporation.

     IN WITNESS WHEREOF, the undersigned President has executed these Amended and Restated Articles of Incorporation this 17th day of December, 1996.

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                                             /s/  Clyde G. Nixon

                                            --------------------------
                                            Clyde G. Nixon, President








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